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                         TERMINATION OF CONSULTING AGREEMENT


     This Termination of Consulting Agreement (the "AGREEMENT") is made and entered into this 21st day of June, 2000, by and amoung e-Consulting, Inc. ("EC"), Jonathan McDermott ("JM"), and Liquor.com, Inc., a Delaware corporation ("LCI").

                                        RECITALS

     A. EC, JM and LCI have entered into that certain Consulting Agreement dated December 7, 1999 (the "CONSULTING AGREEMENT") regarding EC and JM providing consulting services to LCI in exchange for the consulting fees set forth therein.

     B. Each of EC, JM and LCI desire to terminate the Consulting Agreement and mutually release the other from any claims or liabilities arising thereunder on the terms set forth herein.

     NOW THEREFORE, in consideration for the foregoing and the agreements, covenants and conditions contained herein, EC, JM and LCI hereby agree as follows:

                                      ARTICLE I

                                     TERMINATION

     1.1 TERMINATION. Each of EC, JM and LCI do hereby mutually terminate the Consulting Agreement effective as of the date hereof. The Consulting Agreement shall be of no further force and effect and none of EC, JM and LCI shall owe any further payments or obligations to the other or have any other liabilities thereunder. Without limiting the generality of the foregoing, this Agreement has the effect of terminating (i) EC's and JM's obligation to provide any further consulting services thereunder, and (ii) LCI's obligation to make any further payments of consulting fees.

                                     ARTICLE II

                              SPECIFIC MUTUAL RELEASE

     Each of EC, JM and LCI for himself or itself, and for his or its respective successors and assigns, shareholders, directors, officers and agents, hereby releases and forever discharges the other and his or its respective successors and assigns, shareholders, directors, officers and agents, of and from any further obligation, liability, claim, demand and cause of action of every kind and nature arising out of the Consulting Agreement, which he or it has, had or may have against the other, whether based on statute, common law, rule or regulation, whether in law or in equity, whether


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liquidated or unliquidated, whether known or unknown, for, upon, or by reason of any matter, cause or thing, whatsoever, on or at any time before the date of this Agreement.

                                     ARTICLE III

                                    MISCELLANEOUS

     3.1 ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto contain the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

     3.2 SUCCESSION. The rights and obligations of EC, JM and LCI under this Agreement shall inure to the benefit of and be binding upon their respective heirs, personal or legal representatives, executors, successors and permitted assigns.

     3.3 APPLICABLE LAW. This Agreement shall at all times be governed by and construed, interpreted and enforced in accordance with the laws of the State of Illinois without regard to the law of conflicts hereof. The parties agree that the courts sitting in the State of Illinois shall have the exclusive jurisdiction over them for purposes of any actions arising out of or as a result of this Agreement.

     3.4 WAIVERS. Any term of this Agreement may be waived by the party or parties entitled to the benefits thereof but only by a writing executed by such party. No waiver or any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     3.5 SEVERABILITY. Whenever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable, in any respect, such provision shall be ineffective to the extent, but only to the extent of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such construction would be unreasonable.

     3.6 FURTHER ASSURANCES. After the date hereof, each party hereto shall execute and deliver or cause to be executed and delivered to the other such other documents, instruments or certificates as may reasonably be requested or as may be otherwise necessary to more effectively accomplish the transactions contemplated hereby.

     3.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, and all of which together shall constitute a single binding Agreement.





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     3.8  RECITALS. The Recitals set forth above are hereby incorporated in and made a part of this Agreement by this reference.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the day and year first written.


LIQUOR.COM, INC.


By: /s/ Barry Grieff
    -------------------------------------
    Barry Grieff, Chief Executive Officer


E-CONSULTING, INC.


By: /s/ Jonathan McDermott
   -------------------------------------
    Jonathan McDermott

/s/ Jonathan McDermott
-----------------------------------------
Jonathan McDermott






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